Exhibit 99.1

ITT Reports Strong Third-Quarter Results, Raises 2021 Outlook

  Revenue up 17%, organic revenue up 16% driven by demand across all segments
  Segment operating margin of 16.1%, up 190 bps
  Adjusted segment operating margin of 16.8%, up 60 bps
  Earnings Per Share (EPS) of $1.00, up 282%; adjusted EPS of $0.99 up 21%; exceeding 2019
  Raising 2021 EPS guidance to reflect strong year to date performance

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--November 3, 2021–– ITT Inc. (NYSE: ITT) today reported financial results for the third quarter ended October 2, 2021. The company delivered a year-over-year revenue increase of 17% driven by growth in Motion Technologies’ Friction aftermarket business, the connector business in Connect & Control Technologies, and short cycle demand in Industrial Process.

Segment operating margin for the third quarter of 16.1% expanded 190 basis points versus prior year driven by higher sales volume, productivity, and strategic commercial actions. This was partially offset by higher raw material costs, supply chain disruptions, strategic growth investments and a reversal of temporary cost reductions that were executed in 2020.

Earnings per share of $1.00 increased from a net loss per share of $0.55 in prior year. The prior year loss was primarily due to a non-cash expense of $1.20 per share related to the estimated legacy net asbestos liability. InTelCo, the former wholly-owned subsidiary holding this legacy liability and related insurance assets, was divested on July 1, 2021. Earnings for this quarter benefited from higher segment operating income, share repurchases, and a lower effective tax rate. Adjusted earnings per share of $0.99 was up 21% compared to prior year and exceeded adjusted EPS for the same quarter in 2019 by 2%.

Operating cash flow of $104 million declined $11 million due to investments in working capital to support continued sales growth and from continued supply chain disruptions, partially offset by higher segment operating income. On a year-to-date basis, operating cash flows declined by $446 million to $(128) million mainly driven by a $398 million payment related to the InTelCo divestiture and investments in working capital, which was partially offset by higher segment operating income.

Table 1. Third Quarter Performance

	3Q 2021	3Q 2020	Change
Revenue	$689.6	$591.2	16.6%
Organic Growth			15.6%
Segment Operating Income	$111.2	$83.9	32.5%
Segment Operating Margin	16.1%	14.2%	190	bps
Adjusted Segment Operating Income	$115.7	$95.5	21.2%
Adjusted Segment Operating Margin	16.8%	16.2%	60	bps
Earnings Per Share	$1.00	$(0.55)	281.8%
Adjusted Earnings Per Share	$0.99	$0.82	20.7%
Operating Cash Flow (YTD)	$(127.9)	$318.1	(140.2)%
Free Cash Flow (YTD)	$(180.5)	$270.5	(166.7)%

Note: all results unaudited

Management Commentary

“The resilience of our business and our people drove strong results at ITT once again this quarter. Despite unprecedented challenges related to inflation and global supply chain disruptions, we performed exceptionally well, delivering 16% organic sales growth and 21% earnings growth on an adjusted basis,” said Luca Savi, Chief Executive Officer and President of ITT. “Driving our strong top-line performance was 21% growth in Friction and 29% growth in Connectors, where we have seen a steady recovery throughout 2021. We overcame a twenty-three-cent headwind related to raw material inflation and generated a 60-basis point adjusted margin improvement versus 2020, with adjusted incremental margins in Industrial Process and Connect & Control over 30%. Our hour-by-hour, all-hands-on-deck approach to working effectively with our customers and suppliers drove the execution this quarter.

The demand for ITT’s products and services drove 27% organic orders growth in the third quarter, with broad-based strength across connectors, projects and short cycle in Industrial Process, and rail in Motion Technologies. Friction continued to outperform the global automotive market through share gain on conventional original equipment (OE) platforms and awards on electric vehicle (EV) platforms. The orders growth in all three businesses has further strengthened an already robust backlog heading into 2022.”

Savi concluded, “As we look ahead, we continue to see challenges on the supply side, still, I am confident in our team’s ability to manage these headwinds. Given our strong year-to-date performance, we are again raising our full year adjusted earnings per share outlook for the third consecutive quarter, to a new range of $4.01 to $4.06, up 25% to 27% versus the prior year. At these levels, ITT is positioned to exceed 2019 pre-pandemic levels. We remain focused on our commitments for 2021, whilst positioning the company for strong growth in 2022.”

Table 2. Third Quarter Segment Results

	Revenue			Operating Income
	3Q 2021	Reported Increase	Organic Increase	3Q 2021	Reported Increase	Adjusted Increase
Motion Technologies	$332.3	22.3%	20.3%	$53.6	6.3%	14.5%
Industrial Process	210.7	8.6%	8.1%	32.4	89.5%	20.1%
Connect & Control Technologies	147.1	16.8%	17.0%	25.2	53.7%	41.8%
Total segment results	689.6	16.6%	15.6%	111.2	32.5%	21.2%

Note: all results unaudited; excludes intercompany eliminations; comparisons to Q3 2020

Motion Technologies revenue increased primarily due to strength in Friction aftermarket, growth in sealings and OE shims in Wolverine, and strength in the automotive aftermarket business in Koni. Operating income improved from $50 million to $54 million primarily due to higher sales volume, strategic commercial actions, shop floor and sourcing productivity, and favorable foreign currency, partially offset by significant headwinds related to higher raw material costs, as anticipated, and strategic growth investments.

Industrial Process revenue increased primarily due to growth in short cycle parts, service, and valves. We saw strength overall in the energy and general industrial markets across the business. Operating income increased from $17 million to $32 million primarily due to higher sales volume, favorable mix of higher margin products and services, shop floor and sourcing productivity, and strategic commercial actions, partially offset by higher costs related to global supply chain disruptions, including higher freight costs, and inflation.

Connect and Control Technologies revenue increased primarily due to Connector sales in North America and Europe, principally in the industrial market, and through distribution, partially offset by continued weakness in commercial aerospace. Operating income increased from $16 million to $25 million, primarily driven by higher sales volume, productivity, including restructuring benefits, partially offset by higher raw material costs and labor inflation.

2021 Guidance

The company raised its full-year 2021 guidance to reflect the strong third quarter results despite higher than anticipated headwinds from raw material costs, particularly in the Motion Technologies segment. We now expect earnings per share of $3.47 to $3.54, up 345% to 354%, and adjusted earnings per share of $4.01 to $4.06 per share, up 25% to 27%. The guidance for revenue of up 11% to 13%, or an increase of 8% to 10% on an organic basis, is unchanged given the ongoing delays and disruptions in the global supply chain. We expect segment operating margin of 16.8% to 17.3%, up 390 to 440 bps, and adjusted segment operating margin of 16.9% to 17.4%, up 170 to 220 bps.

Investor Conference Call Details

ITT’s management will host a conference call for investors on Thursday, November 4 at 8:30 a.m., Eastern Time. The briefing can be monitored live via webcast at the following address on the company’s website: www.itt.com/investors. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Thursday, November 11, 2021, at midnight, Eastern time. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain, and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith, and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  impacts on our business due to the COVID-19 pandemic, including variant strains of the virus, as well as the timing, effectiveness and availability of, and people’s receptivity to, vaccines or other medical remedies; disruptions to our operations and demand for our products, increased costs, disruption of supply chain and other constraints in the availability of key commodities and other necessary services; government-mandated site closures, employee illness, skilled labor shortages, the impact of potential travel restrictions, stay-in-place restrictions, and vaccination requirements on our business and workforce; and customer and supplier bankruptcies, impacts to the global economy and financial markets, and liquidity challenges in accessing capital markets;
  uncertain global economic and capital markets conditions, including those due to COVID-19, trade disputes between the U.S. and its trading partners, the new U.S. administration, political and social unrest, and the availability and fluctuations in prices of steel, oil, copper, and other commodities;
  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  fluctuations in our effective tax rate, including as a result of possible tax reform legislation in the U.S.;
  fluctuations in demand or customers’ levels of capital investment and maintenance expenditures, especially in the oil and gas, chemical, and mining markets, or changes in our customers’ anticipated production schedules, especially in the commercial aerospace market;
  failure to manage the distribution of products and services effectively;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  risks due to our operations and sales outside the U.S. and in emerging markets;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  loss of or decrease in sales from our most significant customers;
  fluctuations in foreign currency exchange rates;
  failure to compete successfully and innovate in our markets;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government, including the impact of COVID vaccine mandates on our ability to continue to participate in federal contracting;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the risk of cybersecurity breaches;
  changes in laws relating to the use and transfer of personal and other information;
  failure of portfolio management strategies, including cost-saving initiatives, to meet expectations;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions, including tariffs;
  risk of product liability claims and litigation; and
  risk of liabilities from past divestitures and spin-offs

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue	$689.6	$591.2	$2,079.6	$1,769.2
Costs of revenue	467.6	400.6	1,404.0	1,205.6
Gross profit	222.0	190.6	675.6	563.6
General and administrative expenses	55.9	47.1	168.2	148.8
Sales and marketing expenses	37.4	33.4	112.4	110.7
Research and development expenses	22.5	19.7	70.0	61.3
Asbestos-related costs (benefit), net	-	141.4	(74.4)	116.7
Restructuring costs	4.5	11.5	8.2	42.5
Asset impairment charges	-	-	-	16.3
Operating income (loss)	101.7	(62.5)	391.2	67.3
Interest and non-operating expenses (income), net	0.5	1.2	(4.3)	4.0
Income (loss) from continuing operations before income tax expense	101.2	(63.7)	395.5	63.3
Income tax expense (benefit)	14.1	(16.2)	182.7	(19.6)
Income (loss) from continuing operations	87.1	(47.5)	212.8	82.9
Income from discontinued operations, net of tax benefit (expense) of $0.5, $0.5, $0.5, and $(0.2), respectively	0.9	1.2	0.9	3.9
Net income (loss)	88.0	(46.3)	213.7	86.8
Less: Income attributable to noncontrolling interests	0.5	0.5	1.0	0.8
Net income (loss) attributable to ITT Inc.	$87.5	$(46.8)	$212.7	$86.0

Amounts attributable to ITT Inc.:
Income (loss) from continuing operations, net of tax	$86.6	$(48.0)	$211.8	$82.1
Income from discontinued operations, net of tax	0.9	1.2	0.9	3.9
Net income (loss) attributable to ITT Inc.	$87.5	$(46.8)	$212.7	$86.0

Earnings (loss) per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.01	$(0.55)	$2.46	$0.95
Discontinued operations	0.01	0.01	0.01	0.04
Net income (loss)	$1.02	$(0.54)	$2.47	$0.99
Diluted:
Continuing operations	$1.00	$(0.55)	$2.45	$0.94
Discontinued operations	0.01	0.01	0.01	0.04
Net income (loss)	$1.01	$(0.54)	$2.46	$0.98
Weighted average common shares – basic	85.9	86.4	86.1	86.8
Weighted average common shares – diluted	86.3	86.4	86.6	87.4

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	October 2, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$585.8	$859.8
Receivables, net	560.2	507.5
Inventories, net	413.7	360.5
Other current assets	82.1	189.5
Total current assets	1,641.8	1,917.3
Plant, property and equipment, net	494.7	525.1
Goodwill	929.1	944.8
Other intangible assets, net	90.8	106.4
Asbestos-related assets	-	353.7
Deferred income taxes	36.9	158.3
Other non-current assets	260.9	272.0
Total non-current assets	1,812.4	2,360.3
Total assets	$3,454.2	$4,277.6
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$198.6	$106.8
Accounts payable	342.0	306.8
Accrued liabilities	358.6	457.4
Total current liabilities	899.2	871.0
Asbestos-related liabilities	-	840.6
Postretirement benefits	215.1	227.5
Other non-current liabilities	194.9	210.6
Total non-current liabilities	410.0	1,278.7
Total liabilities	1,309.2	2,149.7
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 85.6 shares and 86.5 shares, respectively	85.6	86.5
Retained earnings	2,376.8	2,319.3
Total accumulated other comprehensive loss	(319.4)	(279.4)
Total ITT Inc. shareholders’ equity	2,143.0	2,126.4
Noncontrolling interests	2.0	1.5
Total shareholders’ equity	2,145.0	2,127.9
Total liabilities and shareholders’ equity	$3,454.2	$4,277.6

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)
	Nine Months Ended
	October 2, 2021	September 26, 2020
Operating Activities
Income from continuing operations attributable to ITT Inc.	$211.8	$82.1
Adjustments to income from continuing operations:
Depreciation and amortization	85.3	82.0
Equity-based compensation	11.8	9.7
Asbestos-related (benefit) costs, net	(74.4)	116.7
Asset impairment charges	-	16.3
Other non-cash charges, net	17.9	33.5
Asbestos-related payments, net	(14.9)	(8.9)
Divestiture of asbestos-related assets and liabilities	(398.0)	-
Changes in assets and liabilities:
Change in receivables	(63.0)	77.8
Change in inventories	(62.6)	13.8
Change in accounts payable	48.1	(34.8)
Change in accrued expenses	9.5	17.3
Change in income taxes	129.4	(63.9)
Other, net	(28.8)	(23.5)
Net Cash – Operating Activities	(127.9)	318.1
Investing Activities
Capital expenditures	(52.6)	(47.6)
Other, net	(1.3)	(2.8)
Net Cash – Investing Activities	(53.9)	(50.4)
Financing Activities
Commercial paper, net borrowings	95.4	30.7
Short-term revolving loans, borrowings	-	495.8
Short-term revolving loans, repayments	-	(524.7)
Long-term debt, issued	-	1.5
Long-term debt, repayments	(1.3)	(1.3)
Repurchase of common stock	(111.7)	(83.9)
Dividends paid	(57.0)	(29.7)
Other, net	0.4	1.7
Net Cash – Financing Activities	(74.2)	(109.9)
Exchange rate effects on cash and cash equivalents	(18.5)	12.2
Net cash – operating activities of discontinued operations	0.7	0.2
Net change in cash and cash equivalents	(273.8)	170.2
Cash and cash equivalents – beginning of year (includes restricted cash of $0.8 and $0.8, respectively)	860.6	612.9
Cash and Cash Equivalents – End of Period (includes restricted cash of $1.0 and $0.8, respectively)	$586.8	$783.1
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$3.3	$2.6
Income taxes, net of refunds received	$50.2	$40.9

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.
Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.
Adjusted Operating Income and Adjusted Segment Operating Income are defined, respectively, as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, realignment, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as adjusted operating income or adjusted segment operating income divided by revenue. Adjusted Segment Decremental or Incremental Operating Margin is defined as the change in adjusted segment operating income divided by the change in revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Adjusted Income from Continuing Operations and Adjusted EPS are defined, respectively, as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, realignment, pension settlement and curtailment impacts, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. We believe that free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Third Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
	Q3 2021	Q3 2020	2021 vs. 2020	2021 vs. 2020	Acquisitions Q3 2021	FX Impact Q3 2021	Orders Q3 2021	Adj. 2021 vs. 2020	Adj. 2021 vs. 2020

Revenue
ITT Inc.	$689.6	$591.2	$98.4	16.6%	$-	$5.9	$683.7	$92.5	15.6%

Motion Technologies	332.3	271.8	60.5	22.3%	-	5.3	327.0	55.2	20.3%
Industrial Process	210.7	194.1	16.6	8.6%	-	0.8	209.9	15.8	8.1%
Connect & Control Technologies	147.1	125.9	21.2	16.8%	-	(0.2)	147.3	21.4	17.0%

Orders
ITT Inc.	$731.5	$573.2	$158.3	27.6%	$-	$4.4	$727.1	$153.9	26.8%

Motion Technologies	334.1	270.2	63.9	23.6%	-	5.2	328.9	58.7	21.7%
Industrial Process	242.5	193.2	49.3	25.5%	-	(0.3)	242.8	49.6	25.7%
Connect & Control Technologies	155.4	110.4	45.0	40.8%	-	(0.5)	155.9	45.5	41.2%

Note: Excludes intercompany eliminations.
Amounts may not calculate due to rounding.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Third Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	Q3 2021	Q3 2021		Q3 2021	Q3 2020	Q3 2020		Q3 2020	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2021 vs. 2020		As Adjusted 2021 vs. 2020

Revenue:
Motion Technologies	$332.3			$332.3	$271.8			$271.8	22.3%		22.3%
Industrial Process	210.7			210.7	194.1			194.1	8.6%		8.6%
Connect & Control Technologies	147.1			147.1	125.9			125.9	16.8%		16.8%
Intersegment eliminations	(0.5)			(0.5)	(0.6)			(0.6)
Total Revenue	$689.6			$689.6	$591.2			$591.2	16.6%		16.6%

Operating Margin:
Motion Technologies	16.1%	130	BP	17.4%	18.5%	-	BP	18.5%	(240)	BP	(110)	BP
Industrial Process	15.4%	20	BP	15.6%	8.8%	530	BP	14.1%	660	BP	150	BP
Connect & Control Technologies	17.1%	-	BP	17.1%	13.0%	110	BP	14.1%	410	BP	300	BP
Total Operating Segments	16.1%	70	BP	16.8%	14.2%	200	BP	16.2%	190	BP	60	BP

Operating Income:
Motion Technologies	$53.6	$4.1		$57.7	$50.4	$-		$50.4	6.3%		14.5%
Industrial Process	32.4	0.5		32.9	17.1	10.3		27.4	89.5%		20.1%
Connect & Control Technologies	25.2	(0.1)		25.1	16.4	1.3		17.7	53.7%		41.8%
Total Segment Operating Income	$111.2	$4.5		$115.7	$83.9	$11.6		$95.5	32.5%		21.2%

Note: Amounts may not calculate due to rounding.
Special items include, but are not limited to, restructuring and realignment costs, acquisition-related expenses and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Third Quarter 2021 & 2020
(In Millions, except per share amounts)
(all amounts unaudited)

	Q3 2021			Q3 2021	Q3 2020			Q3 2020	2021 vs. 2020	2021 vs. 2020
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment operating income	$111.2	$4.5	#A	$115.7	$83.9	$11.6	#A	$95.5
Corporate (expense) income	(9.5)	0.6	#B	(8.9)	(146.4)	141.7	#B	(4.7)
Operating income (loss)	101.7	5.1		106.8	(62.5)	153.3		90.8

Interest income (expense)	0.1	-		0.1	0.6	-		0.6
Other income (expense)	(0.6)	-		(0.6)	(1.8)	1.4	#C	(0.4)
Income from continuing operations before tax	101.2	5.1		106.3	(63.7)	154.7		91.0

Income tax (expense) benefit	(14.1)	(6.3)	#D	(20.4)	16.2	(35.2)	#D	(19.0)
Income from continuing operations	87.1	(1.2)		85.9	(47.5)	119.5		72.0

Less: Income attributable to noncontrolling interests	0.5	-		0.5	0.5	-		0.5
Income from continuing operations - ITT Inc.	$86.6	$(1.2)		$85.4	$(48.0)	$119.5		$71.5

EPS from continuing operations	$1.00	$(0.01)		$0.99	$(0.55)	$1.37		$0.82	$0.17	20.7%

Note: Amounts may not calculate due to rounding.
Per share amounts are based on diluted weighted average common shares outstanding.
#A -	2021 includes restructuring costs ($4.5M).
#A -	2020 includes restructuring and other costs ($11.6M).

#B -	2021 includes other costs ($0.6M).
#B -	2020 includes asbestos related expense ($141.4M) and other costs ($0.3M). The net asbestos expense includes remeasurement expense ($135.9M) to transition to a full horizon, extending the projection through 2052, and other asbestos related costs ($5.5M).

#C -	2020 primarily includes pension termination related charges.

#D -	2021 includes the net tax benefit of special items #A, #B and #C ($1.6M), tax benefit for valuation allowance impacts ($1.9M) and other tax related special items.
#D -	2020 includes the net tax benefit of special items #A, #B and #C ($35.1M), tax benefit on uncertain tax position release ($3.2M), tax expense on future distribution of foreign earnings ($2.0M) and other tax related special items.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow
Third Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	9M 2021	9M 2020

Net Cash - Operating Activities #A	$(127.9)	$318.1

Capital expenditures	52.6	47.6

Free Cash Flow	$(180.5)	$270.5
#A - 2021 includes payments for asbestos ($412.9M), of which ($398M) relates to the sale of our asbestos assets and liabilities, and restructuring ($11.3M).
#A - 2020 includes payments for asbestos ($8.9M) and restructuring ($24.5M).

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2021
(Per share amounts)

	2021 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$3.47	$3.54

Net asbestos related costs, net of tax	0.45	0.45

Pension termination funding, net of tax	(0.03)	(0.03)

Estimated restructuring, net of tax	0.10	0.08

Other, net of tax	0.02	0.02

EPS from Continuing Operations - Adjusted	$4.01	$4.06
Note:	The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted segment operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2021 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and has not provided reconciliations for these forward looking non-GAAP financial measures.

Contacts

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com

Media Contact
Kellie Harris
+1 914-641-2103
kellie.harris@itt.com